Exhibit 99.1

MEDIA CONTACT:

Jan Shulman, 480.664.8412, ext. 12; jshulman@ACmarketingPR.com

Amendola Communications for Cactus Commerce Bank

FOR IMMEDIATE RELEASE

    Cactus Commerce Bank

CACTUS COMMERCE BANK NAMES JIM E. NELSON AS EXECUTIVE VICE PRESIDENT,

CHIEF CREDIT OFFICER AND BOARD MEMBER

Phoenix commercial banking veteran will focus on business community

Glendale, Ariz., Jan. 22, 2007 – Cactus Commerce Bank, a wholly-owned subsidiary of Community Bancorp (NASDAQ: CBON), has announced that Jim E. Nelson has been hired as executive vice president, chief credit officer and appointed a member of the bank’s board of directors. Nelson has more than 24 years of experience in lending and banking administration, most of that time in the Phoenix area. He will oversee the bank’s business-lending activities and policies.

“Cactus Commerce understands the commercial lending needs of small- to medium-sized businesses and combines that with the best qualities of a community bank: personal service and attention to detail,” said Nelson. “I’m going to build on that foundation with my knowledge of the Phoenix business community and strong personal relationships with its leaders.”

Most recently, Nelson was executive vice president and chief credit officer with Pinnacle Bank in Scottsdale, where he established systems and processes for portfolio administration, underwriting and booking. Before that, he was senior vice president and chief credit officer with First Federal Bank in Roswell, N.M. Among other responsibilities, he implemented and oversaw credit policy for the thrift institution, which managed $350 million in assets. Previously, he helped establish Compass Bank in the Phoenix commercial and residential homebuilding markets, growing the business from zero in 1999 to more than $150 million by 2003.

He also held senior management positions with Norwest Bank of Arizona, American Express Tax and Business Services, Inc., Wells Fargo Bank, First Interstate Bank of Arizona, Chase Bank of Arizona and Valley National Bank.

“Jim will be a great asset to the bank,” said Gerald B. Ernst, president and chief executive officer of Cactus Commerce. “His commercial lending savvy, management ability and ties to the Phoenix business community are second to none. Moreover, the board of directors will benefit greatly from the wisdom he has gained through industry experience that dates back to the early eighties in Phoenix.”

Nelson, who lives in Fountain Hills with his wife, Carolyn, and three children, received his BS degree (with a major in finance) from Arizona State University in 1979.

About Cactus Commerce Bank

Cactus Commerce Bank is a community-based bank with an office in Glendale, Ariz. It primarily serves small business and professional customers in a highly responsive manner, providing commercial banking services, including real estate, construction, commercial loans and SBA loans, to small- and medium-sized businesses. Cactus Commerce Bank of Arizona and Community Bank of Nevada are wholly-owned subsidiaries of Community Bancorp.

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nev. with two bank subsidiaries. Through Community Bank of Nevada’s current 14 full-service banking offices in Nevada, two loan production offices located in Phoenix and San Diego, and the recently acquired Cactus Commerce Bank in Arizona, it provides commercial banking services, including real estate, construction and commercial loans and SBA loans to small- and medium-sized businesses.

For more information about Community Bancorp, visit its website at www.communitybanknv.com.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nev., or Phoenix, Ariz., net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in our Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under PSLRA’s safe harbor provisions.

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